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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

/X/ Quarterly Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

For the Quarterly Period Ended March 31, 2003

or

__Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Transition Period Ended______________________

Commission File Number 2-784441

STERLING GAS DRILLING FUND 1982
(Exact name of registrant as specified in charter)

New York
(State or other jurisdiction of incorporation or organization)

13-3147901
(IRS employer identification number)

One Landmark Square, Stamford Connecticut 06901
(Address and Zip Code of principal executive offices)

(203) 358-5700
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes /X/ No

Indicate by check mark whether the registrant is an accelerated filer ( as defined in Rule 12b-2 of the Exchange Acts). Yes ___ NO /X/

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Sterling Gas Drilling Fund 1982

Index to Form 10Q

Part 1:
Item 1. Financial Statements
Balance Sheets - March 31, 2003 and December 31, 2002.	3
Statements of Operations for the Three Months Ended March 31, 2003 and 2002.	4-5
Statements of Changes in Partners' Equity for the Three Months Ended March 31, 2003 and 2002.	6
Statements of Cash Flows for the Three Months Ended March 31, 2003 and 2002.	7
Note to the Financial Statements	8

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations	9-11

Item 4. Controls and Procedures	12

Part II. Other Information
Item 6. Exhibits and Reports on Form 8-K	13

Signature	14

Certifications	15-16

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STERLING DRILLING FUND 1982

(A New York Limited Partnership)

Balance Sheets

	March 31, 2003	December 31, 2002
	(unaudited)	(audited)
Assets
Current Assets:
Cash and cash equivalents	$172,998	$145,872
Due from affiliates	20,966	20,358
	----------------	--------------
Total current assets	193,964	166,230
	----------------	--------------
Oil and Gas properties - successful efforts method:
Leasehold costs	466,804	466,804
Well and related facilities	11,970,091	11,970,091
less accumulated depreciation, depletion and
Amortization	(11,890,495)	(11,882,791)
	----------------	--------------
Total Oil and Gas Properties	546,400	554,104
	----------------	---------------
Total assets	$740,364	$720,334
	=========	========

Partners' Equity
Limited partners	942,028	926,249
General partners	(201,664)	(205,915)
	----------------	--------------
Total partners' equity	$740,364	$720,334
	=========	========

See accompanying footnote to the financial statements.

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STERLING DRILLING FUND 1982

(a New York Limited Partnership)

Statement of Operations

(unaudited)

Three Months Ending March 31, 2003

	Limited Partners	General Partners	Total
Revenue:
Operating revenue	$91,297	$17,196	$108,493
Interest Income	452	5	457
	--------------	--------------	--------------
Total Revenue	91,749	17,201	108,950
	--------------	--------------	--------------

Costs and Expenses:
Production expense	44,127	8,312	52,439
General and administrative to a related party	21,206	3,994	25,200
General and administrative	3,010	567	3,577
Depreciation, depletion and amortization	7,627	77	7,704
	--------------	--------------	--------------
Total Costs and Expenses	75,970	12,950	88,920
	--------------	--------------	--------------
Net Income	$15,779	$4,251	$20,030
	========	========	========
Net Income per equity unit	$1.10
	========

See accompanying footnote to the financial statements.

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STERLING DRILLING FUND 1982

(a New York Limited Partnership)

Statement of Operations

(unaudited)

Three Months Ending March 31, 2002

	Limited Partners	General Partners	Total
Revenue:
Operating revenue	$40,289	$7,589	$47,878
Other Income	51,929	9,781	61,710
Interest Income	144	1	145
	--------------	--------------	--------------
Total Revenue	92,362	17,371	109,733
	--------------	--------------	--------------

Costs and Expenses:
Production expense	26,125	4,921	31,046
General and administrative to a related party	21,206	3,994	25,200
General and administrative	3,242	611	3,853
Depreciation, depletion and amortization	7,963	80	8,043
	--------------	--------------	--------------
Total Costs and Expenses	58,536	9,606	68,142
	--------------	--------------	--------------
Net Income	$33,826	$7,765	$41,591
	========	========	========
Net Income per equity unit	$2.35
	========

See accompanying footnote to the financial statements.

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STERLING DRILLING FUND 1982

(a New York Limited Partnership)

Statement of Changes in Partners' Equity

(unaudited)

	Limited Partners	General Partners	Total

Balance at December 31, 2001	$859,261	$(223,798)	$635,463
Net Income	66,988	17,883	84,871
	------------	------------	-----------
Balance at December 31, 2002	926,249	(205,915)	720,334
Net Income	15,779	4,251	20,030
	------------	------------	----------
Balance at March 31, 2003	$942,028	$(201,664)	$740,364
	=======	=======	======

See accompanying footnote to the financial statements.

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STERLING DRILLING FUND 1982

(a New York Limited Partnership)

Statement of Cash Flows

(unaudited)

	Three months Ended March 31, 2003	Three months Ended March 31, 2002

Net cash provided by operating activities	$27,126	$7,270
	-----------------	-----------------

Net increase in cash and cash equivalents	27,126	7,269

Cash and cash equivalents at beginning of period	145,872	24,038
	-----------------	-----------------
Cash and cash equivalents at end of period	$172,998	$31,308
	==========	==========

See accompanying footnote to the financial statements.

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STERLING GAS DRILLING FUND 1982

(a New York limited partnership)

Note to Financial Statements

March 31, 2003

1. The accompanying statements for the period ending March 31, 2003 are unaudited, but reflect all adjustments necessary to present fairly the results of operations.

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PART I

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

1. Liquidity -

The oil and gas industry is competitive in all its phases. There is also competition between this industry and other industries in supplying energy and fuel requirements of industrial and residential consumers. It is not possible for the Registrant to calculate its position in the industry as the Registrant competes with many other companies having substantially greater financial and other resources. In accordance with the terms of the Agreement of Limited Partnership of the Partnership, the General Partners of the Registrant will make cash distributions of as much of the Partnership cash credited to the capital accounts of the partners as the General Partners have determined is not necessary or desirable for the payment of any contingent debts, liabilities or expenses for the conduct of the Partnership business. As of March 31, 2003, the General Partners have distributed to the Limited Partners $1,402,512 or 9.76% of the total Limited Partner capital contributions.

The net proved oil and gas reserves of the Partnership are considered to be a primary indicator of financial strength and future liquidity. Overall reservoir engineering is a subjective process of estimating underground accumulations of gas and oil that can not be measure in an exact manner. The estimated reserve quantities and future income quantities are related to hydrocarbon prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report.

In accordance with FASB Statement No. 69, December 31, 2002 market prices were determined using the daily oil price or daily gas sales price ("spot price") adjusted for oilfield or gas gathering hub and wellhead price differentials (e.g. grade, transportation, gravity, sulfur, and BS&W) as appropriate. Also, in accordance with SEC and FASB specifications, changes in market prices subsequent to December 31, 2002 and December 31, 2001 were not considered. The spot price for gas at December 31, 2001 was $2.63 per MMBTU. The range of spot prices during the year 2001 was a low of $1.77 and a high of $10.29 and the average was $3.94. The spot price for gas at December 31, 2002 was $4.58 per MMBTU. The range of spot prices during the year 2002 was a low of $1.98 and a high of $5.05 and the average was $3.38. The range during the first four months of 2003 has been from $4.88 to $12.20 with an average of $6.13. The average recent futures market prices have been in the range of $5.12 to $5.66.

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The present value of unescalated future net revenue (S.E.C. case) associated with such reserves, discounted at 10% as of December 31, 2001 was approximately $788,035 as compared to December 31, 2002, of about $1,347,682. While it may reasonably be anticipated that the prices received by Sterling Gas Drilling Fund 1982 for the sale of its production may be higher or lower than the prices used in this evaluation, as described above, and the operating costs relating to such production may also increase or decrease from existing levels, such possible changes in prices and costs were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation for the SEC case. Actual volumes produced, prices received and costs incurred by the partnership may vary significantly from the SEC case

2. Capital Resources -

The Registrant was formed for the sole intention of drilling oil and gas wells. The Registrant entered into a drilling contract with an independent contractor in December 1982 for $11,400,000. Pursuant to the terms of this contract, fifty-one wells have been drilled resulting in fifty producing wells and one dry hole. The Registrant has had a reserve report prepared which details reserve value information, and such information is available to the Limited Partners pursuant to the buy-out provisions of the Prospectus as previously filed.

During 2002, PrimeEnergy Management negotiated a Farmout Agreement with Ardent Resources Inc. covering leasehold interests in acres located in Calhoun County, West Virginia. Pursuant to this agreement, Ardent has the right but not the obligation to select acreage and drill a deep well on the selected acreage, subject to an overriding royalty interest due to the leasehold owners. If a test well is not spudded by February 13, 2005 this agreement terminates. Acerage held by Sterling Gas Drilling Fund 1982 was included in the Farmout Agreement, PrimeEnergy Management may discuss the possibility of farming out additional deep rights held by the Partnership under the same terms with other parties, however, there is no guarantee that any agreement will be entered into.

3. Results of Operations -

The Partnership experienced an increase in gas production, from 16,749 MCF in 2002 to 20,103 MCF in 2003. The average prices changed from $2.61 per MCF to $5.21 per MCF in 2003. The combination of increased production and prices caused overall operating revenues to increase from $47,878 in 2002 to $108,493 in 2003. In December 2002 the Partnership entered into a contract to sell approximately seventy-five percent of the amount of its gas sold under a fixed contract price subject to transportation cost. The remaining gas to be sold by the Partnership will be sold at current spot market prices. This combination allows the Partnership to sell its gas and avoid some of the more significant negative swings that could occur in the spot market. The production volume variations can be a result of changes in transportation line pressures, miscellaneous shut-ins for maintenance and natural declines.

The Partnership did not receive any other income during the first quarter of 2003 and other income received in 2002 is a result of a cash bonus paid to the Partnership under the farmout agreement, previously discussed.

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Production expenses increased from $31,046 in 2000 to $52,439 in 2003. The production expenses include variable costs associated with volume and price changes, repairs and labor costs associated with the wells and well sites. The production costs for both years include normal maintence at the well and the well-sites.

General and administrative expenses have been segregated on the financial statements to reflect expenses paid to PrimeEnergy Management Corporation, a general partner. These expenses are charged in accordance with guidelines set forth in the Registrant's Management Agreement and are attributable to the affairs and operations of the Partnership and shall not exceed an annual amount equal to 5% of the Limited Partners capital contributions. Amounts related to both 2002 and 2003 are substantially less than the amounts allocable to the Registrant under the Partnership Agreement. Management continues to work on reducing third party costs and use in-house resources to provide efficient and timely services to the Partnership.

The Partnership records additional depreciation, depletion and amortization to the extent that net capitalized costs exceed the undiscounted future net cash flows attributable to the Partnership properties. The Partnership was not required to revise the property basis in either 2002 or through the first quarter of 2003. There were no additional capitalized well-related expenditures during the first quarter of 2003. Depletion, depreciation and amortization expense was consistent with the current property basis and the rates applied.

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Item 4: Controls and Procedures

PrimeEnergy Management Corporation ("PEMC"), the Managing General Partner of the Partnership, maintains a system of controls and procedures designed to provide reasonable assurance as to the reliability of the financial statements and other disclosures included in this report, as well as to safeguard assets from unauthorized use or disposition. Within 90 days prior to the filing of this report, PEMC's Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the design and operation of disclosure controls and procedures with the assistance and participation of other members of management. Based upon that evaluation, PEMC's Chief Executive Officer and Chief Financial Officer concluded that the disclosure controls and procedures are effective for gathering, analyzing and disclosing the information the Partnership is required to disclose in the reports it files under the Securities Exchange Act of 1934 within the time periods specified in the SEC's rules and forms. There have been no significant changes in PEMC's internal controls or in other factors which could significantly affect internal controls subsequent to the date PEMC carried out its evaluation.

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PART II Other Information:

Items 1 through 5 have been omitted in that each item is either not applicable or the answer is negative.

Item 6 Exhibits and Reports on Form 8-K

(a) Exhibit 99: Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act of 2002

(b)Form 8-K: The Partnership was not required to file any reports on Form 8-K and no such form was filed during the period covered by this report.

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S I G N A T U R E S

Pursuant to the requirements of Section 13 or 15 (d) of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERLING GAS DRILLING FUND 1982
(Registrant)
BY: /S/ Charles E. Drimal Jr.
Charles E. Drimal, Jr.
General Partner

May 13, 2003
(Date)

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CERTIFICATIONS

I, Charles E. Drimal, Jr., Chief Executive Officer of PrimeEnergy Management Corporation, the Managing General Partner of the Partnership, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Sterling Gas Drilling Fund 1982

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 13, 2003	/s/ Charles E. Drimal Jr.
-------------------------------------
Charles E. Drimal Jr
Chief Executive Officer
PrimeEnergy Management Corporation
Managing General Partner

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CERTIFICATIONS

I, Beverly A. Cummings, Chief Financial Officer of PrimeEnergy Management Corporation, the Managing General Partner of the Partnership, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Sterling Gas Drilling Fund 1982

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

May 13, 2003	/s/ Beverly A. Cummings
-------------------------------------
Beverly A Cummings
Chief Financial Officer
PrimeEnergy Management Corporation
Managing General Partner